                                                                    Exhibit 10.1

                                                               EXECUTION VERSION

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                 R.S.A.C., INC.,

                            RELATIONSERVE MEDIA, INC.

                                       AND

                           RELATIONSERVE ACCESS, INC.

                            DATED AS OF JUNE 5, 2006

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   ARTICLE II

                                   ARTICLE III

                                   ARTICLE IV

                                    ARTICLE V

                                   ARTICLE VI

OTHER AGREEMENTS..............................................................10

         6.1      Agreement to Defend.........................................10
         6.2      No Solicitation or Negotiation..............................10
         6.3      No Termination of the Seller's or Parent's Obligations by
                  Subsequent Incapacity,

                                   ARTICLE VII

                                  ARTICLE VIII

                                   ARTICLE IX

CLOSING......................................................................15

         9.1      Closing....................................................15

                                    ARTICLE X

TERMINATION AND ABANDONMENT...................................................16

         10.1     Methods of Termination......................................16
         10.2     Procedure Upon Termination..................................16

                                   ARTICLE XI

         This ASSET PURCHASE AGREEMENT (this  "AGREEMENT"),  dated as of the 6th day of June,  2006, by and among  R.S.A.C.,  Inc., a Delaware  corporation  (the
"PURCHASER"),  RelationServe Access, Inc., a Delaware corporation (the "SELLER")
and RelationServe  Media, Inc., a Delaware  corporation and Parent of the Seller
("PARENT").  Terms used herein and not otherwise defined shall have the meanings set forth in Section 11.3 hereof.

                                R E C I T A L S:
                                 - - - - - - - -

         WHEREAS,  this  Agreement  is entered  into to enable the  Purchaser to acquire  all of the  assets  used by or in  connection  with  Seller's  internet marketing business (the "BUSINESS");

         NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements,  and subject to the conditions  contained herein,  the
Seller, Parent and the Purchaser hereby agree as follows:

                                   ARTICLE I

                               PURCHASE OF ASSETS

         1.1  PURCHASE  AND SALE OF  ACQUIRED  ASSETS.  Subject to the terms and conditions  of this  Agreement,  the Seller agrees to sell,  assign,  convey and transfer to the Purchaser, and the Purchaser agrees to purchase from the Seller, at the  Closing,  all of the  goodwill  and  all  of the  assets  used  by or in connection with the Business,  wherever located,  including, but not limited to, the current inventory, machinery, fixtures and equipment, Intellectual Property,
Contracts,   books  and  records,  rights  to  retain  payments  under  accounts receivable (but not the right to commence any action or other legal  proceeding, or to threaten to take such  action,  without  prior  written  notice to Seller)
rights to all of the Seller's Claims against third parties (but not the right to commence  any action or other  legal  proceeding,  or to  threaten  to take such action,  without  the  prior  written  notice  to  Seller),  unless  by  way  of indemnification  for any Claims brought by any third parties (with the exception of any Claims  arising  out of the  Excluded  Assets or  Excluded  Liabilities),
prepaid expenses,  customer lists,  Intellectual Property,  permits and licenses and other intangibles, telephones, computers, financial records, bookkeeping and accounting  records and systems (subject to any equipment leases as set forth in the May Financial  Statements (as hereinafter  defined) (the "ACQUIRED ASSETS"), except  for the  assets  specifically  set forth on  SCHEDULE  1.1  hereto  (the
"EXCLUDED ASSETS").

         1.2 ASSUMED OBLIGATIONS. At Closing, the Purchaser shall (i) assume and agree to perform all  obligations of Seller under the Contracts  entered into on or prior to the Closing  Date (other than as set forth on SCHEDULE  1.2(B)) (the
"ASSUMED  OBLIGATIONS");  and (ii)  assume,  pay,  and  discharge  the  monetary obligations  related to the liabilities of Seller set forth in the May Financial
Statements (the "POST-CLOSING LIABILITIES") (with Purchaser's assumption of such
Post-Closing  Liabilities to survive the Closing),  excluding, in each case, all
Excluded  Liabilities,  up to an aggregate of Three Million Dollars ($3,000,000)
(the  "STATED  AMOUNT");  provided,  that in no event  shall  the  Purchaser  be responsible  for the  Post-Closing  Liabilities  set forth on SCHEDULE 1.2(A) in excess of the individual amounts set forth thereon. The May Financial Statements shall be delivered not less than one (1) business day prior to Closing and shall be acceptable to Purchaser. Each of the Contracts assumed hereunder is independently assumed subject to the representations, warranties (including that such Contract is not in default on the Closing Date),  covenants and conditions, if any, made herein as to that Contract.  Except as otherwise  provided  herein, the Purchaser  shall not assume or otherwise be  responsible at any time for any liability,  obligation,  debt or commitment of the Seller,  whether  absolute or
contingent,   accrued  or  unaccrued,  asserted  or  unasserted,  or  otherwise,
including,  but  not  limited  to,  any  liabilities,   obligations,   debts  or
commitments  of the Seller (a)  incident  to,  arising out of or  incurred  with respect to this  Agreement and the  transactions  contemplated  hereby,  (b) for outstanding checks and other similar obligations (unless related to the Business and Acquired  Assets,  but subject to the Stated Amount limit),  (c) relating to the employee benefit plans,  employee  policies,  employee  Contracts,  employee programs  and/or  arrangements  of the Seller or any of their  Subsidiaries  and
Affiliates with employees (including, but not limited to, any severance or bonus payments  payable to any  employee of the  Seller),  (d)  relating to Taxes with respect to the  Acquired  Assets or the  Business  relating  to all  Pre-Closing
Periods and all taxes imposed on the Seller for all periods or (e) otherwise set forth on SCHEDULE  1.2(B) hereto  (collectively,  the  "EXCLUDED  LIABILITIES").
Parent and the Seller  shall be under no  obligation  to  Purchaser  (but may be under  obligations  to third parties) to satisfy and discharge any obligation of
Parent or the Seller that may arise or be asserted  against Parent or the Seller under any of the Excluded  Liabilities,  but agree,  jointly and  severally,  to satisfy  and  discharge  each of the  Excluded  Liabilities  as the  same may be asserted  against  Purchaser  to the extent any such  Excluded  Liability  shall become  a  Claim  that  is  asserted  against  Purchaser,  other  than  Excluded
Liabilities  that are  disputed  in good faith by Seller or Parent.  Any dispute between the parties  hereto with respect to the  obligations of Parent or Seller to Purchaser  shall be settled in  accordance  with Section  11.17  hereof.  The
Purchaser's  assumption  of the  Assumed  Obligations  shall in no way create or expand the rights or remedies of third parties against the Purchaser as compared to the rights and remedies  which such parties would have had against the Seller or Parent had this Agreement not been consummated.

         1.3 METHOD OF CONVEYANCE. The sale, transfer, conveyance and assignment by the Seller of the Acquired Assets to the Purchaser in accordance with Section
1.1 hereof  shall be effected on the Closing Date at the Closing by the Seller's execution and delivery to the Purchaser of  instruments  of transfer  including:
(a) the  bill of sale in  substantially  the  form of  EXHIBIT  1.3(A)  attached hereto, (b) assignments of patents and trademarks for the patents and trademarks included among the Business'  Intellectual Property substantially in the form of
EXHIBIT 1.3(B) attached hereto,  and (c) consents to the assignment of Contracts by third parties thereto in the form of EXHIBIT 1.3(C). On the Closing Date, all of the Acquired  Assets shall be transferred by the Seller to the Purchaser free and clear of any and all Liens, Claims and Orders.

         1.4 PURCHASE PRICE. In consideration for the conveyance of the Acquired
Assets,  and in reliance on the  representations  and warranties,  covenants and agreements of the Seller contained herein and the documents contemplated hereby, at Closing  the  Purchaser  (i)  agrees to assume  and  agrees to pay,  satisfy, perform and discharge its  obligations  set forth in Section 1.2, and (ii) shall pay to the Seller an  aggregate  cash amount  equal to One Million  Four Hundred
Thousand Dollars ($1,400,000.00) (the "PURCHASE PRICE").

         1.5 ALLOCATION OF PURCHASE PRICE AND ASSUMED  OBLIGATIONS.  The Seller,
Parent,  and the Purchaser agree to allocate the aggregate  Purchase Price to be paid for the Acquired  Assets and the Assumed  Obligations  in  accordance  with
Section 1060

of the Code.  The Seller,  Parent,  and the  Purchaser  agree that the Purchaser shall prepare and provide to the Seller a draft allocation of the Purchase Price among the  Acquired  Assets  within  seven (7)  business  days  following to the
Closing Date. The Seller shall notify the Purchaser within two (2) business days of  receipt  of such  draft  allocation  of any  objection  the  Seller may have thereto.  The Seller and the Purchaser  agree to resolve any  disagreement  with respect  to such  allocation  in good  faith.  In  addition,  the Seller and the
Purchaser  hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations  promulgated under Section
1060(b) of the Code,  and shall use the allocation  determined  pursuant to this
Section 1.5 in connection with the preparation of Internal  Revenue Service Form
8594 as such form relates to the  transactions  contemplated  by this Agreement.
Neither the Seller nor the Purchaser shall file any Tax Return or other document or  otherwise  take any  position  which  is  inconsistent  with the  allocation determined  pursuant to this Section 1.5 except as may be adjusted by subsequent agreement following an audit by the IRS or by court decision.

         1.6 PARTICIPATION  RIGHT. Seller shall have the right to receive notice of all Claims and  correspondence  and, at its sole  expense,  to defend (in the event the Purchaser  does not retain  counsel in  connection  with any Claim) or participate in the defense of any Claims asserted against  Purchaser  related to the Assumed  Obligations (only with respect Claims under the Seller's  Contracts relating  to actions  arising  prior to the Closing  Date) and the  Post-Closing
Liabilities  (the  "POST-CLOSING  LIABILITY  CLAIMS")  until  the  later  of the definitive  resolution of such  Post-Closing  Liability  Claims without right of appeal,  or the  running of any  statute  of  limitations  with  respect to such
Post-Closing  Liability Claims.  Purchaser shall use its reasonable best efforts to assure that the amount of settlement or resolution of any of the Post-Closing
Liability  Claims  does not exceed the  amounts  set forth in the May  Financial
Statements,  individually or collectively,  or as appears in the books, accounts and  records of Seller on the  Closing  Date and to provide  that the  aggregate dollar  amount of  liabilities  incurred in  connection  with such  Post-Closing
Liability  Claims shall not exceed the Stated  Amount  unless Seller has had the opportunity  to  participate  in such actions.  Purchaser  shall provide  prompt written  notice to Seller in the event that  Purchaser at any time  receives any
Claim,  notice,  demand,  or other  communication  concerning  any  Post-Closing
Liability  Claims or determines that it may be obligated to incur any obligation which  individually,  or  collectively,  could result in Assumed  Obligations in excess of the Stated Amount, or the amounts set forth on SCHEDULE 1.2(A). Seller shall have the right to participate in the defense of such action, including the employment of counsel  (satisfactory to Purchaser) and, if Seller shall elect to do so,  Seller shall pay all fees and expenses of its counsel and be entitled to retain any recovery a result  thereof in connection  with any  counterclaims  or cross claims that have been asserted by Seller.  Notwithstanding anything herein to the  contrary,  Seller  shall not be liable for any  settlement  of any Claim resulting in a liability being assessed against the Parent, Seller, or Purchaser in excess of the Stated Amount effected without Seller's written consent.

         1.7  DEFENSE OF CLAIMS.  Purchaser  covenants  and agrees that prior to asserting any Claims  against third parties based upon any accounts  receivables or Contracts  included among the Acquired  Assets that could result in any Claim or liability being asserted  against Parent,  Seller,  or Purchaser in excess of the Stated Amount or the amounts set forth on SCHEDULE  1.2(A),  or arising from any actions or activities  on or prior to the Closing,  that it shall notify the
Seller,  and the Seller shall have the right to participate in such proceedings, at its sole expense. Purchaser acknowledges and agrees that neither Seller nor

Parent  has  made  any   representation   or   warranty  as  to  the  amount  or
collectability  of any receivables or other cash equivalent  assets set forth in the March Financial Statements.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLER

         Each of the Seller and Parent,  jointly and  severally  represents  and warrants to the Purchaser as of the date hereof and as of the Closing Date:

         2.1  CORPORATE  ORGANIZATION,  ETC.  The Seller is a  corporation  duly incorporated,  validly existing and in good standing under the laws of the State of Delaware with full corporate  power and authority to carry on its business as it is now being  conducted  and to own,  operate  and lease its  properties  and assets.  The Seller is duly  qualified  or  licensed  to do  business  and is in corporate  and Tax good standing in every  jurisdiction  in which the conduct of its  business,  the  ownership or lease of its  properties,  require it to be so qualified or licensed.

         2.2 AUTHORIZATION, ETC.

             (a) The  Seller  has full  power and  authority  to enter into this
         Agreement and the agreements contemplated hereby to which the Seller is a party and to  consummate  the  transactions  contemplated  hereby and thereby. This Agreement and all other agreements contemplated hereby to be  entered  into by the Seller  each  constitutes  a legal,  valid and binding  obligation  of the Seller  enforceable  against  the Seller in
         accordance   with  its   terms,   except  to  the   extent   that  such
         enforceability  may be  limited  by  bankruptcy,  insolvency  or  other similar  laws related to  creditor's  rights  generally  and by general principles of equity.

             (b)  Parent  is the sole  owner of and has full  right,  power  and authority to vote the shares of capital stock of the Seller held by it.
         Parent has full power and  authority to enter into this  Agreement  and the  agreements  contemplated  hereby.  This  Agreement  and all  other agreements  contemplated  hereby  to be  entered  into by  Parent  each constitute a legal,  valid and binding obligation of Parent enforceable against Parent in accordance with its terms,  except to the extent that such  enforceability may be limited by bankruptcy,  insolvency or other similar  laws related to  creditor's  rights  generally  and by general principles of equity.

             (c) Except as pursuant to the terms of (i) that certain  Securities
         Purchase  Agreement  dated as of October 31, 2005 by and among  SendTec
         Acquisition Corp.  ("STAC"),  a Delaware  corporation,  Parent, and the purchasers  set forth on the signature  pages thereto (the  "SECURITIES
         PURCHASE  AGREEMENT")  and (ii) each of those  certain  Senior  Secured
         Convertible  Debentures  due  October  30,  2009  issued by STAC to the purchasers under the Securities  Purchase Agreement (the "DEBENTURES"), the  execution,  delivery and  performance  by Parent and the Seller of this Agreement,  and all other agreements  contemplated hereby, and the fulfillment  of and  compliance  with the  respective  terms hereof and thereof by Parent and the Seller, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of,

         (ii)  constitute a default or event of default  under  (whether with or without due notice,  the passage of time or both),  (iii) result in the creation of any Lien upon the  Seller's  assets  pursuant to, (iv) give any third  party the  right to  modify,  terminate  or  accelerate  any obligation  under,  (v) result in a violation  of, or (vi)  require any authorization,  consent, approval, exemption or other action by, notice to, or filing  with any third party or  Authority,  other than the SEC, pursuant  to, the  Seller's  charter or bylaws  (or  similar  corporate documents, including articles of formation and operating agreements) or any  applicable  Regulation,  Order or  Contract  to which the  Seller,
         Parent or their respective  properties are subject.  Each of Parent and the Seller has complied with all applicable  Regulations  and Orders in connection  with  the  execution,  delivery  and  performance  of  this
         Agreement,  the  agreements  contemplated  hereby and the  transactions contemplated hereby and thereby.

         2.3  FINANCIAL  STATEMENTS.  Prior to the date  hereof,  Parent and the
Seller have  delivered to the Purchaser (i)  unaudited  balance  sheets and (ii)
unaudited  statements of income,  stockholders' equity and cash flow specific to the Seller as of March 31, 2006, as reflected in the books, records and accounts
of  the  Seller  (the  "MARCH  FINANCIAL  STATEMENTS").   Such  March  Financial
Statements are true, complete and accurate in all material respects,  and fairly present  the  results  of  operations  for the  periods  referred  to therein in accordance  with  GAAP.  March  31,  2006  is  hereinafter  referred  to as  the
"FINANCIAL STATEMENT DATE".

         2.4 TITLE AND RELATED MATTERS.

             (a) The Seller has, and shall continue to have, good and marketable title to all real and personal,  tangible and intangible,  property and other assets  reflected in the Financial  Statements or acquired  after the Financial  Statement Date,  including the Acquired Assets, free and clear of all Liens,  Claims  and Orders  except  Permitted  Liens.  All properties  used by the Seller in the Business as of March 31, 2006 are reflected in the March  Financial  Statements in accordance with and to the extent required by GAAP, except as to those assets that are leased.

             (b) None of the  Acquired  Assets is or will be on the Closing Date subject to any (i) Contracts of sale or lease, except Contracts for the sale of inventory  in the  ordinary  and regular  course of business or
         (ii) Liens, except, as of the date hereof, for Permitted Liens.

             (c) There has not been since the Financial  Statement Date and will not be prior  to the  Closing  Date,  any  sale,  lease,  or any  other disposition  or  distribution  by the  Seller  of  any of the  Acquired
         Assets, now or hereafter owned by it, except as otherwise  consented to by the  Purchaser.  Immediately  after the Closing,  the Purchaser will own, or have the unrestricted right, subject to the Seller's compliance
         with  any  applicable  SEC  regulations   governing  the   transactions
         contemplated by this Agreement,  to use, all properties and assets that are used (or  necessary)  in  connection  with the Business on the same economic basis as before the Closing.

         2.5 TAX MATTERS.

             (a) The Seller has timely  filed or caused to be timely  filed with the appropriate taxing authorities all tax returns,  statements,  forms and reports (including elections, declarations, disclosures, schedules, estimates and  information Tax Returns) for Taxes  (collectively,  "TAX
         RETURNS")  that are  required  to be filed by, or with  respect to, the income or  operations of the Business and the ownership of the Acquired
         Assets on or prior to the  Closing  Date,  and such Tax Returns are and will be true,  correct and complete in all  material  respects and have been prepared in compliance with all applicable Regulations.  All Taxes that the Seller is (or was)  required  by law to withhold or collect in connection  with the  income  or  operations  of the  Business  and the ownership of the Acquired  Assets have been duly withheld or collected, and all Taxes and Tax  liabilities due by or with respect to the income or operations of the Business and the ownership of the Acquired  Assets for all taxable  years or other  taxable  periods that end on or before the Closing Date and, with respect to any taxable year or other taxable period  beginning on or before and ending after the Closing  Date,  the portion of such  taxable  year or period  ending on and  including  the
         Closing  Date (each a  "PRE-CLOSING  PERIOD")  have been timely paid or will be timely paid in full on or prior to the Closing  Date or accrued and adequately disclosed and fully provided for in accordance with GAAP on the Financial  Statements and the Seller has no liability,  absolute or  contingent,  for the payment of any Tax under the Code or under the laws of any state or locality.

             (b) No Seller is a foreign person within the meaning of Treas. Reg.
         1.1445-2(b)(2)(i).

         2.6 PARENT  REPORTS.  (a) Since June 10, 2005,  Parent  (including  any predecessor  entity)  has  filed  all  forms,  reports,  schedules,  statements, registration  statements  and other  documents  with the SEC relating to periods commencing  on or after such date  required  to be filed by it  pursuant  to the federal securities  Regulations and the SEC Regulations  thereunder (such forms, reports,  schedules,  statements,  registration  statements and other  documents filed by  Parent  after  June  10,  2005 and  prior  to the  date  hereof  being hereinafter  referred  to as the "SEC  FILINGS"),  and,  as of their  respective dates,  the SEC Filings  complied in all material  respects with all  applicable requirements  of the federal  securities  Laws and the SEC rules and regulations promulgated  thereunder.  Except  to  the  extent  amended  or  superseded  by a subsequent  filing  with the SEC made  prior  to the  date  hereof,  as of their respective  dates  (and if so amended  or  superseded,  then on the date of such
filing  prior  to  the  date  hereof),  the  SEC  Filings  (including,   without
limitation,  any financial statements or schedules included therein) (i) did not contain any untrue statement of a material fact or omit to state a material fact required  to be stated  therein  or  necessary  in order to make the  statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading  and (ii)  complied  in all  material  respects  with the  applicable requirements  of the  Securities  Exchange  Act of  1934,  as  amended,  and the
Securities Act of 1933, as amended, as the case may be, and the applicable rules and regulations of the SEC thereunder.

         2.7 EXCLUSIVITY OF REPRESENTATIONS.  The representations and warranties made by  Seller or Parent in this  Agreement  are the sole  representations  and warranties by Seller or Parent or their Affiliates,  including,  but not limited to, any warranty or  representation  as to the condition or  suitability  of the
Acquired Assets, which are being conveyed on an "AS IS, WHERE IS" basis.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The  Purchaser  represents  and warrants to Parent as follows as of the date hereof and as of the Closing Date:

         3.1 CORPORATE  ORGANIZATION,  ETC. The Purchaser is a corporation  duly organized,  validly existing and in good standing under the laws of the State of
Delaware with full corporate  power and authority to carry on its business as it is now being conducted and to own,  operate and lease its properties and assets.
The  Purchaser is duly  qualified or licensed to do business and is in corporate and Tax  good  standing  in  every  jurisdiction  in which  the  conduct  of its business,  the  ownership  or  lease  of  its  properties,  require  it to be so qualified or licensed.

         3.2  AUTHORIZATION,  ETC. The Purchaser has full power and authority to enter into this  Agreement and the agreements  contemplated  hereby to which the
Purchaser is a party and to consummate the transactions  contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by all corporate  actions of the Purchaser and no other  corporate  proceedings  on its part are necessary to authorize this  Agreement and the agreements  contemplated hereby and the transactions  contemplated hereby and thereby. This Agreement and all other  agreements  contemplated  hereby to be entered into by the  Purchaser each  constitutes  a  legal,  valid  and  binding  obligation  of the  Purchaser enforceable against the Purchaser in accordance with its terms.

         3.3 NO  VIOLATION.  The  execution,  delivery  and  performance  by the
Purchaser of this Agreement,  and all other agreements  contemplated hereby, and the fulfillment of and compliance  with the respective  terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a breach of the terms,  conditions  or provisions  of, (b)  constitute a default or event of default under (whether with or without due notice, the passage of time or both),
(c)  result  in a  violation  of, or (d)  require  any  authorization,  consent, approval,  exemption  or other action by, or notice to, or filing with any third party or Authority  pursuant  to, the charter or bylaws of the  Purchaser or any applicable  Regulation,  Order  or  Contract  to  which  the  Purchaser  or  its
properties  are  subject.   The  Purchaser  has  complied  with  all  applicable
Regulations  and  Orders  in  connection   with  its  execution,   delivery  and
performance  of this  Agreement,  the  agreements  contemplated  hereby  and the transactions contemplated hereby and thereby.

         3.4 BROKERS OR FINDERS.  Purchaser  has not incurred any  obligation or liability for brokerage or finders' fees or agents' commissions or other similar payments in connection  with this  Agreement for which the Seller or Parent will directly or indirectly have any liability.

         3.5  FINANCIAL  AND  REGULATORY  MATTERS.  Purchaser  has the financial capacity to perform all of its  obligations  under this  Agreement  and does not require  bank  financing  to  complete  the  transactions  contemplated  by this
Agreement.

         3.6  PURCHASER'S  BUSINESS  DECISION.  Purchaser  is familiar  with the
Seller's  business and its operations.  Purchaser  acknowledges that it has made its  decision to acquire the  Acquired  Assets  based solely on its own business review  (which has assumed  the truth and  accuracy  of any  representations  or statements made by Parent,  the Seller or their  representatives)  and the truth and accuracy of the  representations and warranties of Parent and the Seller set
forth  in  this   Agreement.   The   Purchaser  has  not  relied  on  any  other
representations or statements, whether by third parties or otherwise.

                                   ARTICLE IV

                       COVENANTS OF THE SELLER AND PARENT

         Until the Closing Date, except as otherwise consented to or approved by the  Purchaser  in  writing,  Parent  the Seller  agree that they shall act,  or refrain from acting where required  hereinafter,  to comply (and, in the case of
Parent, to cause the Seller to comply) with the following:

         4.1 REGULAR  COURSE OF  BUSINESS.  The Seller  shall (a) not effect any material  transaction  involving the Seller that is not consistent with its past practices and operate its business diligently and in good faith, consistent with past  management  practices  and the  Seller's  current  operating  budget;  (b)
maintain  all of its  properties  in  customary  repair,  order  and  condition, reasonable  wear and tear excepted;  (c) maintain  (except for expiration due to lapse of time) all leases  and  Contracts  in effect  without  change  except as expressly provided herein; (d) comply with the provisions of all Regulations and
Orders applicable to the Seller and the conduct of the Business; (e) not cancel, release, waive or compromise any debt, Claim or right in its favor; (f) not make capital  expenditures  outside the ordinary course of business,  or in excess of
$25,000 in the aggregate; (g) maintain capital expenditures inventory,  supplies and spare parts at customary operating levels consistent with current practices, and replace any  inoperable,  worn-out or obsolete  assets with modern assets of comparable  quality,  in accordance  with past  practice;  (h) not engage in the sale,  transfer,  assignment or other  disposition of any of the Acquired Assets
(other than the replacement of any inoperable,  worn-out or obsolete assets with modern assets of comparable  quality,  in accordance  with past  practice);  (i)
maintain  its books,  accounts  and records in  accordance  with past custom and practice  as used in the  preparation  of the March  Financial  Statements;  (j)
maintain in full force and effect the  existence  of all  Intellectual  Property rights;  (k) use its  reasonable  best  efforts to  preserve  the  goodwill  and
organization  of  the  Business  and  its  relationships   with  its  customers,
suppliers,  employees and other Persons having  business  relations with it; (l)
not enter into, amend, supplement, replace or otherwise modify any Contract with any Person, other than in the ordinary course of business and upon prior written notice to the Purchaser;  (m) (notwithstanding (l) above) not enter into, amend, supplement,  replace or otherwise modify any employment,  consultant, or similar
Contract  with any  Person;  (m) not take or omit to take any action  that would require  disclosure under Article II, or that would otherwise result in a breach of any of the  representations,  warranties  or covenants  made by the Seller in this Agreement or in any of the agreements contemplated hereby; and (n) not take any action or omit to take any action which act or omission would  reasonably be anticipated to have a Material Adverse Effect.

         4.2  CAPITAL  AND OTHER  EXPENDITURES.  The  Seller  shall not make any
Investments or commitments with respect  thereto.  The Seller shall not make any loan or  advance to any  Person  (other  than  accounts  receivable  made in the ordinary  course of business) and shall collect in full any amounts  outstanding now due from any  Affiliate.  The Seller shall not make any  charitable or other contributions to any Person nor shall they make any commitments therefore.

         4.3  BORROWING.  The Seller shall not incur,  assume or  Guarantee  any
Indebtedness  not  reflected  on the March  Financial  Statements  or in the SEC
Filings.

         4.4 OTHER COMMITMENTS.  Except as set forth in this Agreement, incurred or transacted in the ordinary course of business, or permitted in writing by the
Purchaser,  the Seller shall not enter into any material Contract or transaction or make any commitment or incur any material obligation or liability  (including entering into any real property leases).

         4.5  FULFILLMENT OF CONDITIONS  PRECEDENT.  The Seller and Parent shall use their  respective  best efforts to obtain at their  commercially  reasonable expense (but with respect to the Debentures  shall not be obligated to incur any commercially  unreasonable cost or expense, issue any equity, adjust any rights, or satisfy any Claims other than as Parent, in its sole and absolute discretion, may determine) all such Lien releases, waivers, Permits, consents,  approvals or other authorizations from third Persons and Authorities, and to do all things as may be necessary or desirable in connection  with  transactions  contemplated by this Agreement.

         4.6  CONFIDENTIALITY.  Except as may  otherwise  be  required by law or lawful order of an Authority of  competent  jurisdiction,  the Seller  agrees to keep secret and  confidential,  after the Closing,  all  non-public  information concerning  the  Business,  the  Purchaser  or any of its  Affiliates  that  was acquired by, or disclosed to, the Seller prior to the Closing  Date,  except any of the same that (a) was, is now, or becomes  generally  available to the public
(but not as a result  of a breach  of any duty of  confidentiality  by which the
Seller and its Affiliates are bound); (b) was disclosed to the Seller by a third party not subject to any duty of confidentiality to the Business,  the Purchaser or any of its Affiliates  prior to its disclosure to the Seller by the Purchaser or any of its  Affiliates;  and (c) is  disclosed  by the Seller in the ordinary course of business in connection with communications with customers, vendors and other proper  parties,  provided that it is for a proper  purpose solely for the benefit of the Business, the Purchaser or any of its Affiliates.

         4.7  ASSISTANCE.  Parent,  Seller and Purchaser shall each provide each other with such  assistance as may be  reasonably  requested  (including  making
employees   reasonably   available  to  provide  information  or  testimony)  in
connection  with the  preparation  of any tax return,  SEC filing or report,  or other  regulatory  matter,  or the  determination  of  liability  for taxes with respect to the Acquired  Assets or the income or  operations  of the Business as contemplated by this Agreement.

                                   ARTICLE V

                           COVENANTS OF THE PURCHASER

         The  Purchaser  hereby  covenants and agrees with the Seller and Parent that:

         5.1  CONFIDENTIALITY.  Except as may  otherwise  be  required by law or lawful Order of an Authority of competent  jurisdiction,  the  Purchaser  agrees
that  unless  and  until  the   transactions   contemplated   hereby  have  been
consummated,  the Purchaser and its representatives and its Affiliates and their representatives  and  advisors  will  hold in  strict  confidence  all  data and information  obtained  from the  Seller  in  connection  with  the  transactions contemplated  hereby,  except any of the same which (a) was,  is now, or becomes generally  available  to the public (but not as a result of a breach of any duty of confidentiality by which the Purchaser and its  representatives  and advisors are  bound);  (b) was  known to the  Purchaser  prior to its  disclosure  to the
Purchaser as demonstrated by Purchaser's written records; or (c) is disclosed to the Purchaser by a third party not subject to any duty of confidentiality to the
Seller prior to its  disclosure  to the  Purchaser by the Seller.  The Purchaser will use such data and information solely for the specific purpose of evaluating the transactions contemplated hereby.

         5.2  ASSISTANCE.  Parent,  Seller and Purchaser shall each provide each other with such  assistance as may be  reasonably  requested  (including  making
employees   reasonably   available  to  provide  information  or  testimony)  in
connection  with the  preparation  of any tax return,  SEC filing or report,  or other  regulatory  matter,  or the  determination  of  liability  for taxes with respect to the Acquired  Assets or the income or  operations  of the Business as contemplated by this Agreement.

                                   ARTICLE VI

                                OTHER AGREEMENTS

         The parties further agree as follows:

         6.1 AGREEMENT TO DEFEND. In the event any action,  suit,  proceeding or investigation  of the nature  specified  in Section 7.3 or Section 8.3 hereof is commenced,  whether  before or after the Closing  Date,  all the parties  hereto agree to  cooperate  and use their best  efforts to defend  against  and respond thereto.

         6.2 NO  SOLICITATION  OR  NEGOTIATION.  The Seller  shall not,  and the
Seller shall use its best efforts to ensure that its members,  stockholders, and any of its  and  its  stockholders'  or  members'  Affiliates,  representatives, officers,  employees,  directors,  managers  or agents  shall not,  directly  or indirectly (a) submit, solicit,  initiate,  encourage or discuss any proposal or offer from any Person or enter into any Contract or accept any offer relating to
or  to  consummate   any  (i)   reorganization,   liquidation,   dissolution  or
recapitalization  of the Seller;  (ii)  merger or  consolidation  involving  the
Seller;  (iii) purchase or sale of any of the assets or capital stock,  Options, stock appreciation  rights,  phantom stock options or other similar equity based participations  (or any rights to acquire,  or  securities  convertible  into or exchangeable for, any shares of such capital stock, Options,  stock appreciation rights,  phantom  stock options or other such  securities)  of the Seller (other than a purchase or sale of  inventory  and  worn-out  or obsolete  assets in the ordinary  course of business  consistent  with past custom and  practice  and in accordance  with the  terms of this  Agreement);  (iv)  similar  transaction  or business  combination  involving the Seller or its assets; or (v) acquisition by the Seller of other  businesses,  whether by the  purchase  of assets or capital stock of another Person;  or (b) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any

                                       10

Person  to do or  seek to do any of the  foregoing;  provided  however,  nothing herein shall limit or restrict in any way the Seller from communicating with its legal,  accounting and other professional advisors or lenders for the purpose of facilitating the transactions  contemplated by this Agreement.  The Seller shall notify the  Purchaser  immediately  if any  Person  makes any  proposal,  offer, inquiry or contact to the Seller or, to the Seller's knowledge, any other Person for the purpose of effectuating one or more of the foregoing transactions.

         6.3  NO  TERMINATION  OF  THE  SELLER'S  OR  PARENT'S   OBLIGATIONS  BY
SUBSEQUENT INCAPACITY, DISSOLUTION, ETC. The Seller and Parent hereby agree that their  obligations  pursuant to this  Agreement  shall not be  terminated by the death or incapacity of Parent,  the  dissolution of the Seller,  by operation of law or otherwise

         6.4 DELIVERIES AFTER CLOSING.  From time to time after the Closing,  at the other party's request and without further  consideration,  Parent and/or the
Seller  and/or  Purchaser  shall execute and deliver such other  instruments  of conveyance and transfer and take such other action as the other party reasonably may  require to convey,  transfer  to and vest in the  Purchaser  and to put the
Purchaser  in  possession  of any  rights  or  property  to be  sold,  conveyed, transferred  and delivered  hereunder and to effectuate the intents and purposes of this Agreement.

         6.5 PUBLIC ANNOUNCEMENTS.  Except as otherwise required by law, neither
Parent,  the Seller,  nor any Affiliate,  representative  or stockholder of such
Persons,  shall  disclose any of the terms of this  Agreement to any third party without the other party's prior written consent. The form, content and timing of all press releases, public announcements or publicity statements with respect to this  Agreement  and  transactions  contemplated  hereby shall be subject to the prior approval of both the Seller and the Purchaser, which approval shall not be unreasonably  withheld.  No press releases,  public  announcements  or publicity statements  shall  be  released  by  either  party  without  such  prior  mutual agreement.

         6.6 DEPOSIT.  In the event of (i) the  successful  consummation  of the transactions  contemplated  hereby  (which  would  include  the  payment  of the purchase  price to Seller set forth in Section 1.4),  or (ii) a  termination  of this Agreement in accordance with Article X hereto (other than in the event of a breach of this Agreement by the Purchaser in bad faith),  Parent or Seller shall return to the  Purchaser (or an Affiliate  designated by Purchaser)  the $25,000 deposit delivered by the Purchaser and/or its Affiliates to counsel to Seller on or about the date hereof within three (3) business days of the Termination  Date or the Closing Date, as applicable.

         6.7 EMPLOYEE MATTERS.

             (a) On or  about  the  Closing  Date,  the  Purchaser  shall  offer
"at-will"  employment  to all  employees  of the Business in existence as of the date hereof (each, a "SELLER EMPLOYEE") (but, in the case of any Seller Employee who is on long-term leave (including,  but not limited to, long-term  disability leave),  the Purchaser shall offer  employment to such Seller Employee  promptly upon the conclusion of such leave,  with such  employment to commence as soon as practicable  thereafter),  upon such terms and  conditions  as the Purchaser may determine  (and in the case of each of Messrs.  Shawn McNamara and Mike Dykstra, upon terms to be mutually  agreed upon by the Purchaser and each of Mr. McNamara and Mr.  Dykstra,  respectively),  and the  employment by the Seller of any such
Seller  Employee  who shall have  accepted  such offer of  employment  (each,  a

                                       11

"TRANSFERRED  EMPLOYEE",  and collectively,  the "TRANSFERRED  EMPLOYEES") shall concurrently  terminate.  Nothing in this Agreement,  express or implied, shall:
(i) confer upon any  Transferred  Employee,  or any  representative  of any such
Transferred Employee,  any rights or remedies,  including any right of continued
employment for any period or terms of employment,  for any nature whatsoever, or
(ii) be interpreted to prevent or restrict the Purchaser or its Affiliates  from
modifying  or  terminating   the  employment  or  terms  of  employment  of  any
Transferred Employee.

             (b) Parent and the Seller shall permit the Purchaser to contact and make arrangements with the Seller Employees regarding  employment or prospective employment  by the  Purchaser  after the Closing and for the purpose of ensuring the continuity of the Business,  and each of Parent and the Seller agrees not to discourage,  and to cause their  Affiliates not to  discourage,  any such Seller
Employees  from  consulting  with the  Purchaser.  Each of Parent and the Seller shall make available to the Purchaser such personnel and similar  information as the  Purchaser  may  request  with  respect  to any Seller  Employee,  including compensation and employment records. Each of Parent and the Seller shall use its best efforts to keep available the services of the Seller Employees  through the
Closing Date.

             (c) The  Purchaser  hereby  agrees to make payment on behalf of the
Seller for any severance pay (which, for the sake of clarity,  shall not include any accrued,  but unpaid salary);  accrued and unpaid  commissions;  accrued and unpaid,  unused  vacation;  or sick or holiday pay, due to any Seller  Employee;
provided,  that such  liabilities  have been  accrued  for on the May  Financial
Statements;  and provided,  further that such payments shall be applied towards, and shall not exceed in the aggregate, the Stated Amount.

             (d) The parties  acknowledge that the transactions  provided for in this  Agreement may result in  obligations  on the part of the Seller and one or more of the  Employee  Benefit  Plans that is an employee  welfare  benefit plan
(within  the  meaning of Section  3(1) of ERISA) to comply  with the health care continuation  requirements of Section 4980B of the Code and part 6 of subtitle B of Title I of ERISA (such provisions of the Code and ERISA collectively referred to as "COBRA") or state law, as applicable. The parties expressly agree that the
Purchaser and the  Purchaser's  benefit plans shall have no  responsibility  for compliance  with such health care  continuation  requirements  (i) for qualified beneficiaries who previously elected to receive continuation  coverage under the
Employee Benefit Plans or who between the date of this Agreement and the Closing
Date  elect to  receive  continuation  coverage,  or (ii) with  respect to those employees or former  employees of the Seller who may become  eligible to receive such continuation coverage on or prior to the Closing Date or in connection with the transactions provided for in this Agreement.  Parent and the Seller shall be solely responsible for compliance with COBRA, including, without limitation, the provision of continuation  coverage (within the meaning of COBRA),  with respect to all employees  and former  employees of the  Business,  and their  respective spouses  and  dependents,  for whom a  qualifying  event  (within the meaning of
COBRA) occurs at any time prior to or on the Closing Date.

             (e) Other than as  expressly  set forth in this  Section  6.7,  the
Purchaser  shall not be responsible  for any other  liabilities  associated with
Seller's  employment of the Seller Employees,  whether under existing  Contracts with such  Seller  Employees  or  otherwise.  Notwithstanding  anything  in this
Agreement to the contrary,  except as specifically  set forth in this Agreement:

                                       12

(i) the Purchaser shall not be obligated to assume,  continue or maintain any of the Employee  Benefit  Plans,  and (ii) no assets or liabilities of the Employee
Benefit  Plans  shall be  transferred  to, or assumed by, the  Purchaser  or the
Purchaser's benefit plans.

         6.8  LEASED  PREMISES.  Parent and the Seller  hereby  consent  (to the extent that they can provide such  consent,  given  Purchaser's  acknowledgement that such  consent is not  binding on either  Landlord  or  OmniPoint)  that the
Purchaser shall be permitted,  at its sole election,  to maintain  operations on the premises that are the subject of that certain  Office Lease for Cypress Park
West Office  Building,  effective as of October 1, 2003, by and between Savannah
Teachers  Properties,  Inc. (the  "LANDLORD") and Omni Point  Marketing,  LLC, a
Florida limited liability company ("OMNIPOINT"), for a period of up to three (3)
months  following  the  Closing  Date;  provided,  that the  Purchaser  shall be responsible for all rents payable for any post-Closing  periods during which the
Purchaser  occupies  the  premises,   and  provided,   further,  that  Purchaser
acknowledges that (i) neither Landlord nor OmniPoint has agreed to any continued
period of  occupancy,  (ii)  Landlord  has  notified  OmniPoint it is in payment default (which default payments shall not be the responsibility of Purchaser and solely be the  responsibility  of  OmniPoint  or, to the  extent  that  Landlord successfully  asserts any Claim against such parties, of Parent and the Seller), and (iii) the  Landlord  may take  action to enforce  the lease or  recover  the premises.

                                  ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

         Each and every  obligation of the Purchaser  under this Agreement shall be subject to the  satisfaction,  on or before the Closing  Date, of each of the following conditions, unless waived in writing by the Purchaser:

         7.1  REPRESENTATIONS AND WARRANTIES;  PERFORMANCE.  The representations and warranties of the Seller and Parent contained in Article II and elsewhere in this Agreement and all  information  contained in any exhibit or schedule hereto delivered by, or on behalf of, the Seller or Parent, to the Purchaser,  shall be true and correct when made and on the Closing  Date as though then made,  except as expressly  provided  herein.  The Seller and Parent shall have  performed and complied with all material agreements, covenants and conditions required by this
Agreement to be performed and complied with by them prior to the Closing Date.

         7.2 CONSENTS AND APPROVALS. The Seller, Purchaser and Parent shall have
obtained   any  and  all   consents,   approvals,   Orders,   Permits  or  other
authorizations,  required by all  applicable  Regulations,  Orders and Contracts involving the Seller or binding on their properties and assets,  with respect to the  execution,  delivery  and  performance  of the  Agreement,  the  agreements contemplated  hereby, the consummation of the transactions  contemplated herein, and the  conduct  of the  business  of the Seller in the same  manner  after the
Closing Date as before the Closing Date, including,  but not limited to, any and all consents,  waivers  and/or  approval  required  pursuant to the terms of the
Securities Purchase Agreement and the Debentures,  and any required consents and approvals  from the board of directors of Come & Stay S.A., a company  organized under the laws of France and parent to the Purchaser.

                                       13

         7.3 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order issued by a court of competent  jurisdiction or by any Authority, or any Regulation or Order  promulgated or enacted by any Authority  shall be in effect which could  reasonably be expected to (i) make  illegal,  or to delay or otherwise directly or indirectly  restrain or prohibit,  the consummation of the transactions  contemplated by this Agreement, or result in damages in connection with the  transactions  contemplated by this  Agreement,  (ii) result in (x) the prohibition  of ownership or the  operation by the Purchaser of all or a portion of the Acquired  Assets or (y) the  compelling of the Purchaser to dispose of or to hold separately any portion of the business or assets of the Purchaser or its
Affiliates or subsidiaries as a result of the transactions  contemplated by this
Agreement  or (iii)  result in any  diminution  in the  benefits  expected to be derived by the Purchaser as a result of the  transactions  contemplated  by this
Agreement.

         7.4  CONDITION  OF  ASSETS.  The  Acquired  Assets  shall not have been damaged or  destroyed,  prior to the Closing  Date,  by fire or other  casualty, whether or not fully covered by insurance.

         7.5 DUE DILIGENCE. The Purchaser shall be satisfied with its inspection of the Acquired  Assets and the  Seller's  maintenance  records,  and its legal, business,  and  financial  due  diligence  investigation  of the  Seller and the
Business.

         7.6 RELEASE OF LIENS.  The Seller and  Christiana  Bank & Trust Company
shall have delivered to White & Case LLP or Olshan  Grundman Frome  Rosenzweig &
Wolosky LLP any and all documents and instruments necessary to release any Liens
on  the  Acquired  Assets,   including   properly-prepared   UCC-3   termination
statements,  which documents and instruments  shall have been made available for
Purchaser's inspection prior to the Closing Date.

         7.7 CLOSING DELIVERIES. The Seller shall have executed and delivered to the Purchaser all documents and  instruments of sale,  transfer,  conveyance and assignment set forth in Section 1.3 hereto.

         7.8  FINANCIAL  STATEMENTS.  The  Seller  shall have  delivered  to the
Purchaser monthly (i) unaudited balance sheets and (ii) unaudited  statements of income, stockholders' equity and cash flow, each specific to the Seller, for the two (2)  month  period  ended May 31,  2006  (collectively,  the "MAY  FINANCIAL
STATEMENTS"), which financial statements shall be acceptable to the Purchaser.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                              THE SELLER AND PARENT

         Each and every obligation of the Seller and Parent under this Agreement shall be subject to the satisfaction,  on or before the Closing Date, of each of the following conditions unless waived in writing by Parent:

         8.1  REPRESENTATIONS AND WARRANTIES;  PERFORMANCE.  The representations and  warranties of the Purchaser  contained in Article III and elsewhere in this

                                       14

Agreement  and all  information  contained  in any  exhibit or  schedule  hereto delivered by, or on behalf of, the Purchaser to the Seller and Parent,  shall be true and correct when made and on the Closing  Date as though then made,  except as expressly  provided  herein.  The Purchaser shall have performed and complied with all agreements,  covenants and conditions  required by this Agreement to be performed and complied with by it prior to the Closing Date.

         8.2 CONSENTS AND APPROVALS.  The Purchaser  shall have obtained any and all  material  consents,  approvals,  Orders,  Permits  or other  authorizations required by all applicable  Regulations or Orders involving the Purchaser,  with respect to the  execution,  delivery and  performance  of the  Agreement and the consummation of the transactions  contemplated hereby including, but not limited to, any and all consents, waivers and/or approval required pursuant to the terms of the  Securities  Purchase  Agreement  and the  Debentures,  and any  required consents and approvals from the board of directors of Parent.

         8.3 NO PROCEEDING OR LITIGATION. No preliminary or permanent injunction or other Order issued by a court of competent  jurisdiction or by any Authority, or any Regulation or Order  promulgated or enacted by any Authority  shall be in effect which could  reasonably be expected to (i) make  illegal,  or to delay or otherwise directly or indirectly  restrain or prohibit,  the consummation of the transactions  contemplated by this Agreement, or result in damages in connection with the  transactions  contemplated by this  Agreement,  (ii) result in (x) the prohibition  of ownership  or the  operation by the Parent or Seller of all or a portion of the Acquired  Assets or (y) the compelling of the Parent or Seller to dispose of or to hold  separately  any portion of the  business or assets of the
Parent  or  Seller  or  its  Affiliates  or  subsidiaries  as a  result  of  the transactions contemplated by this Agreement or (iii) result in any diminution in the  benefits  expected to be derived by the Parent or Seller as a result of the transactions contemplated by this Agreement.

                                   ARTICLE IX

                                     CLOSING

         9.1 CLOSING.

             (a) Unless this Agreement  shall have been  terminated or abandoned pursuant  to the  provisions  of  Article  X hereof,  a closing  of the transactions  contemplated by this Agreement (the  "CLOSING")  shall be held on June 14,  2006 (the  "CLOSING  DATE"),  or on such  other  date designated by the Purchaser upon one (1) business day notice to Parent, in the offices of White & Case,  LLP, or such other  location  mutually agreed to by the parties.  The Closing  shall not occur,  in any event, after June 16, 2006 (the "TERMINATION DATE"), unless mutually agreed by the parties hereto.

             (b)  The  parties  hereby  agree  that  on the  Closing  Date,  the
         Purchaser  shall  deposit the  Purchase  Price in a bank  account to be designated by Olshan Grundman Frome  Rosenzweig & Wolosky LLP,  counsel to the Seller and Parent (the "ESCROW  AGENT"),  in accordance with the terms and  conditions  of an escrow  agreement to be entered into among the  parties,  substantially  in the form of  EXHIBIT  9.1(B)  attached

                                       15

         hereto.  Immediately  upon the  receipt  of the  Purchase  Price by the
         Escrow Agent, the parties hereby agree that the Closing shall be deemed consummated.

         .

                                   ARTICLE X

                           TERMINATION AND ABANDONMENT

         10.1 METHODS OF  TERMINATION.  This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time by:

             (a) mutual consent of the Purchaser and Parent, collectively;

             (b) the Purchaser or Parent if this Agreement is not consummated on or before the Termination Date; PROVIDED THAT if any party has breached or defaulted with respect to its obligations under this Agreement on or before such date, such party may not terminate this Agreement  pursuant to this Section 10.1(b),  and each other party to this Agreement may at its option  enforce its rights  against such  breaching  or  defaulting party and seek any  remedies  against  such  party,  in either  case as provided hereunder and by applicable Regulation;

             (c)  the  Purchaser  if as of  the  Termination  Date  any  of  the
         conditions  specified in Article VII hereof have not been  satisfied or if Parent or the Seller is otherwise in default under this Agreement or if at any time  prior to the  Termination  Date it  becomes  reasonably apparent to the  Purchaser  that Parent or the Seller will be unable to satisfy one or more of the representations and warranties in Article II or one or more of the covenants or other agreements herein; or

(d)      Parent if as of the Termination Date any of the conditions specified in
         Article  VIII hereof have not been  satisfied  or if the  Purchaser  is otherwise  in  default  under  this  Agreement  it  becomes  reasonably apparent to Parent that the Purchaser  will be unable to satisfy one or more of the  representations  and  warranties  in Article III or one or more of the covenants or other agreements herein.

         10.2  PROCEDURE  UPON  TERMINATION.  In the  event of  termination  and abandonment  pursuant  to  Section  10.1  hereof,  and  subject  to the  proviso contained  in  Section  10.1(b)  this  Agreement  shall  terminate  and shall be abandoned,  without  further  action  by any  of the  parties  hereto.  If  this
Agreement is terminated as provided herein:

             (a) as soon as practicable  following the  Termination  Date,  each party  shall  either  destroy  or  redeliver  all  documents  and other material of any other party relating to the  transactions  contemplated hereby,  whether obtained before or after the execution  hereof, to the party furnishing the same;

             (b) as soon as  practicable  following the  Termination  Date,  all information  received by any party  hereto with respect to the business of any other party (other than information  which is a matter of public knowledge or which has heretofore been or is hereafter published in any

                                       16

         publication for public distribution or filed as public information with any  governmental  authority)  shall  not at any  time be used  for the advantage  of, or  disclosed  to third  parties  by,  such party to the detriment of the party furnishing such information; and

             (c) other than as provided in Section 11.13 no non breaching  party hereto  shall have any  liability  or further  obligation  to any other party to this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1  AMENDMENT  AND  MODIFICATION.  This  Agreement  may  be  amended, modified and  supplemented  only by written  agreement of all the parties hereto with respect to any of the terms contained  herein. No course of dealing between or among the  parties  shall be deemed  effective  to  modify,  amend,  waive or discharge any part of this  Agreement or any rights or  obligations of any party under or by reason of this Agreement.

         11.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any party hereto to comply with any  obligation,  covenant,  agreement  or  condition  herein may be waived in writing by the other  parties  hereto,  but such  waiver or failure to insist upon strict  compliance  with such  obligation,  covenant,  agreement  or condition  shall not  operate as a waiver of, or estoppel  with  respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party  hereto,  such consent shall be given in writing to be effective.

         11.3 CERTAIN DEFINITIONS.

             "AFFILIATE"  means,  with  regard to any  Person,  (a) any  Person, directly or  indirectly,  controlled  by, under  common  control of, or controlling  such Person;  (b) any Person,  directly or indirectly,  in which such Person holds, of record or  beneficially,  five percent (5%)
         or more of the equity or voting securities;  (c) any Person that holds, of record or  beneficially,  five percent (5%) or more of the equity or voting  securities  of  such  Person;  (d)  any  Person  that,  through
         Contract,  relationship or otherwise, exerts a substantial influence on the management of such Person's affairs;  (e) any Person that,  through
         Contract, relationship or otherwise, is influenced substantially in the management of its affairs by such Person;  (f) any  director,  manager, officer, partner or individual holding a similar position in respect of such Person;  or (g) as to any natural  Person,  any Person  related by blood,  marriage  or  adoption  and any Person  owned by such  Persons, including without limitation,  any spouse, parent,  grandparent,  aunt, uncle, child, grandchild, sibling, cousin or in-law of such Person.

             "ASSUMED  OBLIGATIONS"  shall have the meaning set forth in Section
         1.2.

             "AUTHORITY"  means any  governmental,  regulatory or administrative body, agency, commission,  board, arbitrator or authority, any court or
         judicial  authority,   any  public,   private  or  industry  regulatory
         authority,  whether international,  national,  federal, state or local, including the SEC.

                                       17

             "BUSINESS" shall have the meaning set forth in the Recitals.

             "POST-CLOSING LIABILITY CLAIMS" shall have the meaning set forth in
         Section 1.6.

             "CLAIM"  means any action,  suit,  claim,  lawsuit,  demand,  suit,
         inquiry,   hearing,   investigation,   notice   of   a   violation   or
         noncompliance,  litigation,  proceeding,  arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

             "CLOSING" shall have the meaning set forth in Section 9.1.

             "CLOSING DATE" shall have the meaning set forth in Section 9.1.

             "COBRA" shall have the meaning set forth in Section 6.7.

             "CODE"  shall mean the Internal  Revenue Code of 1986,  as amended, and the Regulations thereunder.

             "CONTRACT" means any agreement, contract,  commitment,  instrument, document,  certificate or other binding  arrangement or  understanding, whether written or oral.

             "EXCLUDED  LIABILITIES" shall have the meaning set forth in Section
         1.2.

             "EMPLOYEE BENEFITS PLANS" shall mean each employee benefit plan (as defined in Section 3(3) of the Employee  Retirement Income Security Act
         of 1974,  as amended) or material  fringe  benefit plan  maintained  or contributed to or required to be contributed to by the Seller or any of its  Affiliates,  with respect to any present or former employee of the
         Business.

             "FINANCIAL  STATEMENT  DATE"  shall have the  meaning  set forth in
         Section 2.3.

             "FINANCIAL   STATEMENTS"  shall  mean,   collectively,   the  March
         Financial Statements and the May Financial Statements.

             "GAAP"  means  U.S.  generally  accepted   accounting   principles,
         consistently applied, as in existence at the date hereof.

             "GOVERNMENT ENTITY" shall mean a federal, state, provincial, local,
         county   or   municipal   government,   governmental,   regulatory   or
         administrative agency, department,  commission, board, bureau, or other
         Authority or instrumentality, domestic or foreign, including the SEC.

             "GUARANTEE"  means  any  guarantee  or other  contingent  liability
         (other than any  endorsement  for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through a Contract or otherwise,  including, without
         limitation,   (a)  any   endorsement   or  discount  with  recourse  or
         undertaking  substantially  equivalent  to or  having  economic  effect similar to a guarantee in respect of any such  obligations  and (b) any
         Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations,  (ii) to purchase,  sell or lease

                                       18

         property,   products,  materials  or  supplies,  or  transportation  or services,  in respect  of  enabling  such other  Person to pay any such obligation  or to assure the owner thereof  against loss  regardless of the delivery or  nondelivery  of the property,  products,  materials or supplies  or  transportation  or  services  or (iii) to make any  loan, advance  or  capital  contribution  to or other  Investment  in,  or to otherwise  provide  funds to or for,  such  other  Person in respect of enabling such Person to satisfy an obligation  (including any liability for a dividend,  stock  liquidation  payment or expense) or to assure a minimum  equity,  working  capital or other balance sheet  condition in respect of any such obligation.

             "INDEBTEDNESS"  with respect to any Person means (a) any obligation of such Person for borrowed money, but in any event shall include:  (i)
         any  obligation  or  liabilities  incurred  for all or any  part of the purchase  price of property or other assets or for the cost of property or other assets  constructed  or of  improvements  thereto,  other than accounts  payable  included  in current  liabilities  and  incurred  in respect of  property  purchased  in the  ordinary  course of  business,
         (whether  or not such  Person  has  assumed  or become  liable  for the payment of such obligation)  (whether  accrued,  absolute,  contingent, unliquidated or otherwise,  known or unknown,  whether due or to become due);  (ii) the face  amount of all  letters  of credit  issued for the
         account  of  such  Person  and  all  drafts  drawn  thereunder;   (iii)
         obligations  incurred  for all or any  part of the  purchase  price  of property or other  assets or for the cost of  property or other  assets constructed or of  improvements  thereto,  other than accounts  payable included  in current  liabilities  and  incurred in respect of property purchased  in the  ordinary  course of  business  (whether  or not such
         Person has assumed or become liable for the payment of such obligation)
         secured  by Liens;  (iv)  capitalized  lease  obligations;  and (v) all
         Guarantees  of such Person;  (b)  accounts  payable of such Person that have not been paid within sixty (60) days of their due date and are not being  contested;  (c) annual employee bonus  obligations  that are not accrued on the  Financial  Statements;  and (d)  retroactive  insurance premium obligations.

             "INTELLECTUAL  PROPERTY"  means all domestic  and foreign  patents, patent  applications,  trademarks,  service  marks and other indicia of origin,  trademark and service mark  registrations and applications for
         registrations   thereof,   copyrights,   copyright   registrations  and
         applications  for  registration  thereof,  Internet  domain  names  and universal resource locators, trade secrets,  inventions (whether or not patentable),  invention  disclosures,  moral  and  economic  rights  of authors and inventors (however  denominated),  technical data, customer lists,  corporate and business names,  trade names,  trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures,  technology, source codes, object  codes,  computer  software  programs,  databases  (which,  with respect to the Seller,  contain at least 120 million  postal  addresses and 90 million email addresses),  data collectors and other proprietary information or material of any type,  whether written or unwritten (and all good will associated  with, and all  derivatives,  improvements and refinements of, any of the foregoing).

             "INVESTMENT"  shall  mean (a) any  direct  or  indirect  ownership, purchase or other  acquisition  by a Person of any notes,  obligations, instruments,  capital stock, Options, securities or ownership interests
         (including  partnership  interests and joint venture  interests) of any

                                       19

         other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.

             "LIEN" means any (a) security  interest,  lien,  mortgage,  pledge, hypothecation,  encumbrance,  Claim, easement,  charge,  restriction on transfer or  otherwise,  or  interest of another  Person of any kind or nature,  including  any  conditional  sale  or  other  title  retention
         Contract or lease in the nature thereof; (b) any filing or agreement to file a financing  statement as debtor under the Uniform Commercial Code or any similar statute; and (c) any subordination  arrangement in favor of another Person.

             "MARCH  FINANCIAL  STATEMENTS"  shall have the meaning set forth in
         Section 2.3.

             "MATERIAL ADVERSE EFFECT" means any  circumstances,  state of facts or  matters  which  might  reasonably  be  expected  to have a material adverse  effect in respect  of the  Business'  operations,  properties, assets, condition (financial or otherwise), results, plans, strategies, results of operations or prospects.

             "MAY  FINANCIAL  STATEMENTS"  shall have the  meaning  set forth in
         Section 7.8.

             "OPTION" means any subscription,  option, warrant, right, security,
         Contract, commitment,  understanding, stock appreciation right, phantom stock option,  profit  participation  or  arrangement by which (a) with respect the Seller,  the Seller is bound to issue any additional equity interests  of the Seller or rights  pursuant  to which any Person has a right to  purchase  any  equity  interests  of the  Seller  or (b) with respect to Parent,  Parent is bound to sell or allow another  Person to vote,  encumber  or control  the  disposition  of the  Seller's  equity interests  or  rights  pursuant  to  which  any  Person  has a right to purchase,  vote,  encumber  or control  the  disposition  of the equity interests of the Seller from Parent.

             "ORDER" means any writ, decree, order, judgment,  injunction, rule, ruling, Lien, voting right, consent of or by an Authority.

             "PARENT" shall have the meaning set forth in the Preamble.

             "PERMITS" means all permits, licenses, registrations, certificates,
         Orders, qualifications, variations, exemptions or approvals required by any  Authority,  including the SEC, or any other  Government  Entity or other Person.

             "PERMITTED  LIENS" means (a) statutory Liens not yet delinquent and immaterial in amount; (b) such imperfections or irregularities of title or  Liens  as do not  materially  detract  from or  interfere  with the present use of the  properties  or assets  subject  thereto or affected
         thereby,   otherwise  impair  present   business   operations  at  such
         properties,  or do not detract  from the value of such  properties  and assets;  (c) Liens  reflected in the Financial  Statements or the notes
         thereto;   (d)   mechanics',    carriers',    workers',    repairmen's,
         warehousemen's,  or other similar Liens arising in the ordinary  course of business in respect of  obligations  not overdue and  immaterial  in amount or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien; and (e) deposits or pledges to secure workmen's  compensation,  unemployment  insurance,

                                       20

         old age benefits or other social  security  obligations  in  connection with, or to secure the performance of, bids,  tenders,  trade Contracts not  for the  payment  of  money  or  leases,  or to  secure  statutory obligations  or surety or appeal bonds or other pledges or deposits for purposes  of  like  nature  in the  ordinary  course  of  business  and immaterial in amount.

             "PERSON" means any corporation, partnership, joint venture, limited liability company, organization, entity, Authority or natural person.

             "POST-CLOSING  LIABILITIES"  shall  have the  meaning  set forth in
         Section 1.2.

             "POST-CLOSING LIABILITY CLAIMS" shall have the meaning set forth in
         Section 1.6.

             "PRE-CLOSING  PERIOD"  shall have the  meaning set forth in Section
         2.5(a).

             "PURCHASER" shall have the meaning set forth in the Preamble.

             "REGULATION"  means  any  rule,  law,  code,  statute,  regulation, ordinance, requirement, announcement, policy, guideline, rule of common law or other  binding  action of or by an  Authority  and any  judicial interpretation thereof.

             "SEC" shall mean the Securities and Exchange Commission.

             "SEC FILINGS" shall have the meaning set forth in Section 2.6.

             "SELLER" shall have the meaning set forth in the Preamble.

             "SELLER EMPLOYEES" shall have the meaning set forth in Section 6.7.

             "SUBSIDIARY"  any Person in which a Seller  has (a) an  Investment;
         (b) advanced funds or provided  financial  accommodations  to which, in each  case,  is secured  by an  Investment  in; or (c) has an Option to acquire an Investment in such Person.

             "TAX RETURNS" shall have the meaning set forth in Section 2.5.

             "TAX" shall mean all taxes,  assessments,  charges,  duties,  fees, levies or other  governmental  charges,  including all federal,  state, local and other income,  franchise,  profits,  capital  gains,  capital stock, transfer, sales, AD VALOREM, use, occupation,  property, excise, severance,  windfall profits, stamp, license, payroll,  withholding and other  taxes,  assessments,  charges,  duties,  fees,  levies  or other governmental  charges of any kind whatsoever  (whether payable directly or by  withholding  and  whether or not  requiring  the filing of a Tax
         Return  (as  defined   below)),   all   estimated   taxes,   deficiency
         assessments, additions to tax, penalties and interest and shall include any  liability for such amounts as a result either of being a member of
         a  combined,  consolidated,   unitary  or  affiliated  group  or  of  a
         contractual obligation to indemnify any Person.

             "TERMINATION  DATE"  shall  have the  meaning  set forth in Section
         10.2.

                                       21

             "TRANSFERRED EMPLOYEES" shall have the meaning set forth in Section
         6.7.

         11.4 NOTICES. All notices,  requests,  demands and other communications required or  permitted  hereunder  shall be  delivered in writing (and copied by email to the  recipient  party)  and shall be deemed to have been duly given (a)
one (1) business day after being  delivered by hand,  (b) five (5) business days after being  mailed  first class or  certified  with postage paid or (c) one (1)
business day after being couriered by overnight receipted courier service:

             (a) If to the Seller or Parent, to:

                         RelationServe Access, Inc.
                         c/o RelationServe Media, Inc.
                         877 Executive Center Drive Suite 300
                         St. Petersburg, Florida 3702
                         Attn:  Donald Gould, Chief Financial Officer
                         Phone:  (727) 576-6630 ext .140
                         Facsimile:  (727) 576-4864

                 with a copy to:
                 (which shall not constitute notice to the Seller or Parent)

                         Olshan Grundman Frome Rosenzweig & Wolosky LLP
                         Park Avenue Tower
                         65 East 55th Street
                         New York, New York  10022
                         Attn:  Harvey Kesner, Esq.
                         Phone:  (212) 451-2300
                         Facsimile:  (212) 451-2222

         or to such  other  Person or  address  as the  Seller  or Parent  shall furnish by notice to the Purchaser in writing.

             (b) If to the Purchaser, to:

                         R.S.A.C., Inc.
                         c/o Come & Stay S.A.
                         15 rue de L'Abbe Gregoire
                         75006 Paris, France
                         Attn:  Carole Walter
                         Phone:  (011) 33 0142849696
                         Facsimile:  (011) 33 0145490029

                                       22

                 with a copy to:
                 (which shall not constitute notice to the Purchaser)

                         White & Case LLP
                         Avocats au Barreau de Paris
                         11 Boulevard de la Madeleine
                         75001 Paris, France
                         Attention:  Francois Leloup, Esq.
                         Phone:  (011) 33 155041515
                         Facsimile: (011) 33 155041516

         or to such other Person or address as the  Purchaser  shall  furnish by notice to the Seller in writing.

         11.5 ASSIGNMENT.  This Agreement and all of the provisions hereof shall be  binding  upon and  inure to the  benefit  of the  parties  hereto  and their respective  successors and permitted assigns, but neither this Agreement nor any of the rights,  interests or obligations  hereunder  shall be assigned by any of the parties  hereto  without  the prior  written  consent of the other  parties, except that the Purchaser may, without the prior approval of Parent,  assign its rights,  interests and  obligations  hereunder to any  Affiliate,  and may grant
Liens in respect of its rights and  interests  hereunder to its lenders (and any agent for the lenders),  and the parties  hereto consent to any exercise by such lenders  (and such  agent) of their  rights and  remedies  with  respect to such collateral.

         11.6  GOVERNING  LAW. The  Agreement  shall be governed by the internal laws of the State of Delaware as to all matters, without reference to principles of  conflicts  of laws,  including  but not  limited  to  matters  of  validity, construction, effect and performance.

         11.7  COUNTERPARTS.  This  Agreement  may be  executed  in two or  more counterparts  (including by means of telecopied  signature pages), each of which shall be deemed an original,  but all of which together shall constitute one and the same  instrument.  Counterpart  signatures  need not be on the same page and shall be deemed effective upon receipt.

         11.8  HEADINGS.  The  article and section  headings  contained  in this
Agreement  are for  reference  purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.9 ENTIRE  AGREEMENT.  This  Agreement,  including  the schedules and exhibits  hereto and the  Contracts,  documents,  certificates  and  instruments referred to herein,  embodies  the entire  agreement  and  understanding  of the parties hereto in respect of the transactions contemplated by this Agreement and
supersedes  all  prior   Contracts,   representations,   warranties,   promises,
covenants,  arrangements,  communications and  understandings,  oral or written, express or implied, between the parties with respect to such transactions. There are no Contracts, representations, warranties, promises, covenants, arrangements
or  understandings   between  the  parties  with  respect  to  the  transactions contemplated hereby, other than those expressly set forth or referred to herein.

                                       23

         11.10 INJUNCTIVE  RELIEF. The parties hereto agree that in the event of a breach of any  provision of this  Agreement or a failure by a party to perform in accordance with the specific terms herein, the aggrieved party or parties may be damaged  irreparably  and  without an  adequate  remedy at law.  The  parties therefore  agree  that  in the  event  of a  breach  of any  provision  of  this
Agreement,  the aggrieved  party or parties may elect to institute and prosecute
proceedings  in  any  court  of  competent   jurisdiction  to  enforce  specific
performance  or to enjoin the continuing  breach of such  provision  without the requirement  of a posting of a bond, as well as to obtain  damages for breach of this  Agreement.  By seeking or obtaining any such relief,  the aggrieved  party shall not be precluded  from  seeking or obtaining  any other relief to which it may be entitled.

         11.11 DELAYS OR OMISSIONS.  No delay or omission to exercise any right, power or remedy accruing to any party hereto,  upon any breach or default of any other party under this Agreement,  shall impair any such right,  power or remedy of such  party nor shall it be  construed  to be a waiver of any such  breach or default,  or an acquiescence  therein, or of or in any similar breach or default thereafter  occurring;  nor shall any waiver of any single  breach or default be deemed a waiver  of any  other  breach  or  default  theretofore  or  thereafter occurring.  Any waiver,  permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this  Agreement,  or any  waiver on the part of any party of any  provisions  or  conditions  of this
Agreement  must be made in  writing  and shall be  effective  only to the extent specifically  set  forth  in such  writing.  All  remedies,  either  under  this
Agreement or by law or otherwise  afforded to any party, shall be cumulative and not alternative.

         11.12 SEVERABILITY. Wherever possible, each provision of this Agreement shall  be  interpreted  in  such  manner  as to be  effective  and  valid  under
applicable  Regulations,   but  if  any  provision  of  this  Agreement  or  the
application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or  unenforceable  under applicable law in any respect by a court of competent  jurisdiction,  such provision shall be ineffective only to the extent of such  prohibition  or illegality or  unenforceability,  without invalidating the remainder of such provision or the remaining provisions of this
Agreement.

         11.13 EXPENSES.  The Purchaser  shall bear its own expenses,  including without limitation,  legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby (including, without limitation, expenses or fees  payable  to Jacob  Goldman).  The  Seller  shall  bear  its own  expenses, including without limitation,  brokerage or investment  banking,  accounting and legal fees and expenses,  with respect to this  Agreement  and the  transactions contemplated  hereby.  If any legal action or other proceeding  relating to this
Agreement,  the agreements  contemplated  hereby, the transactions  contemplated hereby or thereby or the  enforcement  of any provision of this Agreement or the agreements  contemplated  hereby is brought  against any party,  the  prevailing party in such action or proceeding  shall be entitled to recover all  reasonable expenses  relating  thereto  (including  attorney's  fees and expenses) from the party  against  which such  action or  proceeding  is brought in addition to any other relief to which such prevailing party may be entitled.

         11.14 NO THIRD  PARTY  BENEFICIARIES.  This  Agreement  is for the sole benefit of the parties and their  permitted  successors  and assigns and nothing herein express or implied shall be construed to give any person,  other than the

                                       24

parties of such permitted  successors and assigns, any legal or equitable rights hereunder.

         11.15 NO STRICT CONSTRUCTION.  The parties have participated jointly in the  negotiation  and drafting of this  Agreement.  In the event an ambiguity or question of intent or interpretation  arises,  this Agreement shall be construed as if drafted  jointly by the  parties,  and no  presumption  or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         11.16  WAIVER OF JURY  TRIAL.  EACH OF THE  PARTIES  HERETO  KNOWINGLY,
VOLUNTARILY AND  INTENTIONALLY  WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY
IN RESPECT OF ANY  LITIGATION  BASED  HEREON,  OR ARISING OUT OF,  UNDER,  OR IN
CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE
OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING
TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO
TO ENTER INTO THIS AGREEMENT.

         11.17 DISPUTE RESOLUTION.  If the parties should have a dispute arising out of or relating to the matters set forth in this Agreement,  then the parties will resolve such dispute in the following manner: (i) any party may at any time deliver to the others a written dispute notice setting forth a brief description of the issue for which such notice  initiates the dispute  resolution  mechanism contemplated  by this  Section  11.17;  (ii) during the fifteen  (15) day period following  the  delivery  of the notice  described  in Section  11.17(i)  above, appropriate  representatives  of the various  parties  will  discuss and seek to
resolve  the  disputed   issue   through  good  faith   negotiation,   (iii)  if
representatives  of the parties are unable to resolve the disputed issue through negotiation, then within fifteen (15) days after the period described in Section
11.17(ii)  above,  (a) in the event of a dispute  initiated by Parent or Seller, the parties  shall refer the issue (to the exclusion of a court of law) to final and binding  arbitration in the ICC International Court of Arbitration in Paris,
France,  and (b) in the  event of a  dispute  initiated  by the  Purchaser,  the parties  will refer the issue (to the  exclusion of a court of law) to final and binding arbitration in Tampa, Florida in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the  arbitrators  may be  entered  in any  court  having  jurisdiction  thereof;
PROVIDED,  HOWEVER,  that the law applicable to any controversy shall be the law of the  State  of  Florida,  regardless  of  principles  of  conflicts  of laws;
PROVIDED, FURTHER, that the foregoing provisions of this Section 11.17 shall not apply with respect to any equitable or prejudgment remedies available to a party hereunder or pursuant to any applicable law.

                                      * * *

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF,  the parties hereto have made and entered into this
Asset Purchase Agreement the date first hereinabove set forth.

                                 R.S.A.C., INC.

                                 By:   /s/Carole Walter
                                       ------------------------
                                 Name: Carole Walter
                                 Title: President

                                 RELATIONSERVE MEDIA, INC.

                                 By:   /s/ Paul Soltoff
                                       ------------------------
                                 Name: Paul Soltoff
                                 Title: Chief Executive Officer

                                 RELATIONSERVE ACCESS, INC.

                                 By:   /s/ Shawn McNamara
                                       ------------------------
                                 Name: Shawn McNamara
                                 Title: President

                                  SCHEDULE 1.1

                                 EXCLUDED ASSETS

1.       All intercompany  balances,  assets and receivables of any kind due and owing to the Seller from  Parent,  Friendsand.com,  Inc.,  or OmniPoint
         Marketing, LLC.

2.       That  certain  Office  Lease for  Cypress  Park West  Office  Building,
         effective  as of October  1, 2003,  by and  between  Savannah  Teachers
         Properties,  Inc.  and Omni Point  Marketing,  LLC,  a Florida  limited liability company.

3.       All employment,  consultancy or similar  Contracts entered into between the Seller and any Person existing on or prior to the Closing Date.

4.       Any Employee Benefit Plan.

5.       Any Tax  refund  or  credit  (or  right to claim  such a Tax  refund or credit) relating to the Seller for any period ending on or prior to the
         Closing Date.

6.       Rebates from suppliers for periods earned prior to the Closing.

7.       All prepaid  expenses  relating to any asset of the Seller not included among the Acquired Assets.

8.       Rights   retained   in  Seller   and   Parent  to   utilize   the  name
         "RelationServe", as licensee (and any other trade names, trademarks, or
         service  marks  derived   therefrom),   until  such  time  that  Parent
         stockholder  approval  has been  obtained  for the Parent to change its name, which time period shall not exceed 180 days following the Closing
         Date.

9.       Cash  and  cash  equivalents,   securities,   security  deposits,  bank
         balances,  and  deposit,  escrow and similar  cash or deposit  accounts
         (with the exception of the Seller's deposit account # _________________
         with [name of bank], which shall be an Acquired Asset) and the proceeds thereof.

                                 SCHEDULE 1.2(A)

                        CERTAIN POST-CLOSING LIABILITIES

         Parent and Seller  hereby  agree to be  responsible  for any amounts in excess of the  limits  set forth on this  SCHEDULE  1.2(A),  including,  but not limited to, all legal, court and related fees.

1.       Action  brought  by  [Hendler  Law],  brought  in the [name of  court],
         against   the   Seller.   (Purchaser   responsibility   not  to  exceed
         $52,000.00).

2.       Action brought by InfoLink  Communications  Services,  Inc., brought in the Circuit Court of Miami-Dade County, Florida,  against RelationServe
         Media, Inc. and Omni Point Marketing,  LLC.  (Purchaser  responsibility not to exceed [$1,600,000.00]).

3.       Action brought by International Star Registry,  brought in the [name of court],  against the Seller.  (Purchaser  responsibility  not to exceed
         $75,000.00).

4.       Action brought by Ruth Portugal Rubin,  brought in the [name of court], against the Seller. (Purchaser responsibility not to exceed $15,000).

5.       Action  brought  by Shawn  Khorrami,  brought  in the [name of  court], against the Seller. (Purchaser responsibility not to exceed $15,000).

6.       Action brought by  Spangenberg,  Shibley & Liber,  LLP,  brought in the
         [name of court], against the Seller.  (Purchaser  responsibility not to exceed $20,000.00).

7.       Action brought by True Beginnings, LLC, brought in the [name of court], against the Seller. (Purchaser responsibility not to exceed $100,000).

8.       All  liabilities  in connection  with any Claim brought by IK Marketing
         International,  LLC,  brought in the State Court of Louisiana,  against
         RelationServe  Media,  Inc.  in excess of the  amount set forth in that certain Settlement Agreement dated April 28, 2006.

9.       All  liabilities in connection  with any Claim brought by Frank Miller, brought in the [name of court],  against  RelationServe  Media, Inc. in excess of the agreed settlement amount of $40,114.

10.      All  liabilities in connection  with any Claim brought by Ohad Jehassi, brought in the Circuit Court for the 17th  Judicial  Circuit in Broward
         County,  Florida,  against  Parent  (Purchaser  amount  not  to  exceed
         $40,000, representing approximate amount of unpaid salary claimed under
         Mr. Jehassi's terminated Employment Agreement).

                                 SCHEDULE 1.2(B)

                              EXCLUDED LIABILITIES

1.       All liabilities in connection with the intercompany loan between Parent and Seller in the approximate aggregate amount of $3,000,000.

2.       All  liabilities in connection  with any Claim brought by Scott Hirsch, former  officer  of  Omni  Point  Marketing,  LLC,  a  Florida  limited liability company, against the Purchaser, Parent, the Seller, or any of their Affiliates.

3.       All  liabilities in connection with the Securities  Purchase  Agreement and/or the Debentures.

4.       All  liabilities  in  connection  with that  certain  Office  Lease for
         Cypress Park West Office Building,  effective as of October 1, 2003, by
         and  between  Savannah  Teachers   Properties,   Inc.  and  Omni  Point
         Marketing, LLC, a Florida limited liability company (provided, however,
         that  if  the  Purchaser   elects  to  utilize  the  related   premises
         post-Closing,  the  Purchaser  shall be  responsible  for  post-Closing rental payments for the duration of such use, pursuant to Section 6.8).

6.       All liabilities in connection with any Claim brought by the Law Offices of Robert H. Weiss PLLC,  brought in the Superior Court of the District of Columbia, Civil Division, against RelationServe Media, Inc. and Omni
         Point Marketing, LLC.

7.       All  liabilities  in  connection  with  any  Claim  brought  by  Boston
         Meridian,  brought in the United  States  District  Court,  District of
         Massachusetts, against RelationServe Media, Inc.

8.       All  liabilities  in  connection  with any Claim  brought by Richard F.
         Thompson,  brought in the State Court of Indiana,  County of  Hamilton, against RelationServe Media, Inc.

9.       All liabilities in connection with Keystone  Equities'  Claims for fees in connection with the financing of the SendTec acquisition

10.      All  liabilities in connection  with Excelsius  d/b/a Badhu's  asserted
         Claims  for an  additional  fee to be paid to  Excelsuis  for  locating merger partner for reverse merger of Parent and Chubasco Resources.

11.      All liabilities in connection with any Claim by Justin Champion.

12.      All liabilities in connection with any FBI  investigation of Omnipoint,
         Parent, the Seller or their Affiliates.

13.      All  liabilities  in connection  with any  employment,  consultancy  or similar  Contract  entered  into  between  the  Seller  and any  Person existing  on or prior  to the  Closing  Date,  other  than the  payment obligations specifically assumed by Purchaser pursuant to Section 6.7.

14.      All  liabilities in connection  with any Employee  Benefit Plan,  other than the payment obligations specifically assumed by Purchaser pursuant to Section 6.7.

15.      All liabilities related to Friendsand.com, Inc.